UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2011

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer
Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K, filed May 26, 2011 (the “Original Filing”), in which Dillard’s, Inc. (the “Company”) reported voting results for its Annual Meeting of Stockholders held on May 21, 2011 (the “2011 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-on-Pay Votes (the “Frequency Vote”). Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07               Submission of Matters to a Vote of Security Holders

As previously reported in the Original Filing, more than a majority of shares voting at the 2011 Annual Meeting voted, on a non-binding advisory basis, in favor of a frequency of every three years for future Say-on-Pay Votes as was recommended by the Company’s Board of Directors (the “Board”).

On August 16, 2011, in light of such vote, the Board determined that it currently intends to include a Say-on-Pay Vote at annual meetings of stockholders every three years until the next required Frequency Vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: August 16, 2011	By:	/s/ James I. Freeman
	Name:	James I. Freeman
	Title:	Senior Vice President & Chief Financial Officer